EXHIBIT 7.1



                                                           PARK CITY GROUP, INC.
                                                   Index to Financial Statements
--------------------------------------------------------------------------------

                                                                       Page


Balance sheet                                                            2

Statement of operations                                                  3

Statement of equity                                                      4

Statement of cash flows                                                  5

Pro forma unaudited combined financial statements                        6

Notes to the unaudited pro forma combined financial statements          11

                                                                PARK CITY GROUP, INC.
                                                                        Balance Sheet
-------------------------------------------------------------------------------------

                                                                  March 31, 2001
                                                                   (unaudited)
                                                                ------------------
     Assets
Current assets:
   Cash and cash equivalents                                    $           34,233
   Marketable securities                                                     1,507
   Receivables, net:
     Trade                                                                 819,205
     Related party                                                          29,810
     Inter-company Receivables                                             692,770
   Prepaid expenses and other current assets                                18,927
   Deferred income taxes                                                   120,000
                                                                ------------------
         Total current assets                                            1,716,452

Property and equipment, net                                                156,327

Deferred taxes                                                           1,280,000
Other assets                                                                33,802
                                                                ------------------
                                                                $        3,186,581
                                                                ==================

----------------------------------------------------------------------------------

     Liabilities and Equity

Current liabilities:
   Accounts payable                                                        307,661
   Accrued Liabilities                                                     107,828
   Deferred revenue                                                      1,140,560
   Accrued payroll and related liabilities                                 297,716
   Income taxes payable                                                     70,429
   Current portion of capital lease obligations                              6,338
                                                                ------------------
         Total current liabilities                                       1,930,532
                                                                ------------------

Long term liabilities:
   Notes payable                                                         2,400,000
   Capital lease obligation, less current portion                            6,642
                                                                ------------------
         Total liabilities                                               4,337,174
                                                                ------------------

Equity:
   Common stock, $0.00002 par value, 40,000,000 shares
     authorized, 25,130,136 shares issued and outstanding                      503
   Additional paid-in capital                                            6,294,031
   Accumulated deficit                                                  (7,445,127)
                                                                ------------------
         Total equity                                                   (1,150,593)
                                                                ------------------
                                                                $        3,186,581
                                                                ==================

                                                                                  2

                                                                                       PARK CITY GROUP, INC.
                                                                                     Statement of Operations
------------------------------------------------------------------------------------------------------------


                                                                               Three Months Ended
                                                                                    March 31,
                                                                             2001              2000
                                                                          (unaudited)      (unaudited)
                                                                       -----------------------------------
Revenues:
     Software licenses                                                 $          21,036   $     2,120,073
     Maintenance and support                                                     503,373           509,246
     Services                                                                    122,160           209,300

Cost of revenues                                                                  83,150           208,579
                                                                       -----------------------------------
                  Gross profit                                                   563,419         2,630,040

Operating expenses:
     Research and development                                                     51,537           341,781
     Sales and marketing                                                         275,801           247,535
     General and administrative                                                  184,275            90,580
                                                                       -----------------------------------
                  Income from operations                                          51,806         1,950,144
                                                                       -----------------------------------

Other income (expense):
     Interest expense                                                            (48,711)          (48,785)
     Interest income                                                              10,072             2,828
     Other                                                                           882               731
                                                                       -----------------------------------

(Loss) income before income taxes                                                 14,049         1,904,918

Provision for income taxes                                                             -                 -
                                                                       -----------------------------------
                  Net (loss) income                                    $          14,049   $     1,904,918
                                                                       ===================================
Weighted average shares                                                       25,130,136        25,130,136
                                                                       ===================================
Pro forma basic and diluted earnings (loss) per share                  $            0.01   $          0.08
                                                                       ===================================

------------------------------------------------------------------------------------------------------------
                                                                                                           3

                                                                                       PARK CITY GROUP, INC.
                                                                                         Statement of Equity
                                                                      Years Ended December 31, 2000 and 1999
                                                                       and Three Months Ended March 31, 2001
------------------------------------------------------------------------------------------------------------


                                             Common Stock         Additional
                                      --------------------------   Paid-in     Accumulated
                                          Shares       Amount      Capital       Deficit        Total
                                      --------------------------------------------------------------------
Balance, December 31, 1999                25,130,136   $     503  $  6,294,031  $ (8,853,582)  $(2,559,048)

Net income                                         -           -                   1,394,406     1,394,406
                                      --------------------------------------------------------------------

Balance, December 31, 2000                25,130,136         503     6,294,031    (7,459,176)   (1,164,642)

Net loss (unaudited)                               -           -             -        14,049        14,049
                                      --------------------------------------------------------------------

Balance, March 31, 2001 (unaudited)       25,130,136   $     503  $  6,294,031  $ (7,445,127)  $(1,150,593)
                                      ====================================================================


------------------------------------------------------------------------------------------------------------
                                                                                                           4

                                                                                       PARK CITY GROUP, INC.
                                                                                     Statement of Cash Flows
------------------------------------------------------------------------------------------------------------

                                                                                Three Months Ended
                                                                                     March 31,
                                                                       -----------------------------------
                                                                             2001                2000
                                                                          (unaudited)        (unaudited)
                                                                       -----------------------------------
Cash flows from operating activities:
     Net income (loss)                                                 $          14,049   $     1,904,918
     Adjustments to reconciled net income to
       net cash provided by operating activities:
         Depreciation and amortization                                            21,170            26,702
         (Increase) decrease in:
              Accounts receivable                                               (547,068)          140,253
              Accounts receivable - related parties                              528,833            82,234
              Inter-company receivable                                          (692,770)
              Prepaid expenses and other assets                                    1,408             1,160
         (Decrease) increase in:
              Accounts payable                                                   115,054           (38,895)
              Accrued payroll and related liabilities                             98,960           (56,708)
              Deferred revenue                                                  (154,213)         (990,435)
              Income tax payable                                                 (67,912)           (7,730)
              Accrued liabilities                                                (57,098)         (172,485)
                                                                       -----------------------------------
                  Net cash used in operating activities                         (739,587)          889,014
                                                                       -----------------------------------

Cash flows from investing activities:
     Purchases of property and equipment                                               -           (53,580)
     Purchases of marketable securities                                           (1,507)           (1,434)
                                                                       -----------------------------------
                  Net cash used in investing activities                           (1,507)          (55,014)
                                                                       -----------------------------------

Cash flows from financing activities:
     Proceeds from (payments on) line of credit                                    7,199          (137,000)
     Payments on notes payable                                                  (304,159)         (423,365)
     Payments on capital lease obligation                                        (26,955)           (5,851)
                                                                       -----------------------------------
                  Net cash provided by financing activities                     (323,915)         (566,216)
                                                                       -----------------------------------

Net (decrease) increase in cash and cash equivalents                          (1,065,009)          267,784

Cash and cash equivalents, beginning of year                                   1,099,242           247,442
                                                                       -----------------------------------
Cash and cash equivalents, end of period                               $          34,233   $       515,226
                                                                       ===================================

------------------------------------------------------------------------------------------------------------
                                                                                                           5

                                                       FIELDS TECHNOLOGIES, INC.
                                         Pro Forma Combined Financial Statements
                                                                     (Unaudited)
--------------------------------------------------------------------------------

Fields Technologies, Inc. (FTI) entered into an agreement with Park City Group, Inc. (PCG) wherein FTI issued 109,623,600 shares of common stock to the shareholders of PCG in exchange for 98.76% of the outstanding shares of PCG common stock. In as much as PCG is the operating entity and its shareholders have control of the voting shares of the Company, the transaction has been accounted for as a reverse merger, or a recapitalization of PCG.

The following unaudited pro forma combined balance sheet at March 31, 2001 and statements of operations for the three months ended March 31, 2001 and the year ended December 31, 2000 are presented as though the entities had been together since January 1, 2000 and aggregate the unaudited balance sheet and unaudited statement of operations at March 31, 2001 of Fields Technologies, Inc. (formerly Amerinet Group.com, Inc.) as of March 31, 2001 and the unaudited balance sheet and unaudited statement of operation of Park City Group, Inc. as of March 31, 2001, giving effect to a transaction which was completed on June 13, 2001, wherein FTI acquired PCG (the Acquisition). The business combination is treated as a reverse merger or a recapitalization of PCG with FTI issuing common stock in exchange for 98.76% of the issued and outstanding shares of PCG.

The following unaudited pro forma combined balance sheet at March 31, 2001 and the year ended December 31, 2000 are also presented as though the entities had been together January 1, 2000 and aggregate the unaudited balance sheet and unaudited statement of operations at March 31, 2001 of PCG and Fresh Market Manager, LLC (formerly Cooper Fields, LLC) (FMM), giving effect to a transaction which was completed in April, 2001, wherein PCG acquired FMM. See Note 2 in the Notes to the Unaudited Pro Forma Combined Financial Statements for further information.

The following pro forma balance sheet and statements of operations used management assumptions at March 31, 2001.

The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of operations which might have existed for the period indicated or the results of operations as they may be now or in the future.

--------------------------------------------------------------------------------

                                                                                  FIELDS TECHNOLOGIES, INC.
                                                                           Pro Forma Combined Balance Sheet
                                                                                             March 31, 2001
-----------------------------------------------------------------------------------------------------------

                                                                                   Pro Forma
                                               FTI         PCG         FMM           Adj.       Combined
                                          ----------------------------------------------------------------
Assets
   Current assets:
     Cash                                 $       7,815  $   34,233  $   4,243   $           - $    46,291
     Marketable securities                            -       1,507          -               -       1,507
     Accounts receivable, net                       142     819,205    307,302               -   1,126,649
     Accounts receivable - related party              -      29,810          -               -      29,810
     Intercompany receivables                         -   4,553,484          -  C   (4,553,484)          -
     Prepaid expenses and other
       current assets                                 -      18,927        954               -      19,881
     Deferred tax asset, current                      -     120,000          -               -     120,000
                                          ----------------------------------------------------------------
         Total current assets                     7,957   5,577,166    312,499      (4,553,484)  1,344,138

   Property and equipment, net                    4,865     156,327    100,213               -     261,405
   Property and equipment, net - idle           292,719           -          -               -     292,719
   Investment in WRIwebs.com, inc.              642,108           -          -               -     642,108
   Deposits (other assets for PCG)                  400      33,802          -               -      34,202
   Deferred tax asset, long-term                      -   1,280,000          -               -   1,280,000
                                          ----------------------------------------------------------------
         Total assets                     $     948,049  $7,047,295  $ 412,712   $  (4,553,484)$ 3,854,572
                                          ----------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                                                                          7

                                                                                         FIELDS TECHNOLOGIES, INC.
                                                                       Pro Forma Combined Balance Sheet (continued)
                                                                                                     March 31, 2001
-------------------------------------------------------------------------------------------------------------------

                                                                                   Pro Forma
                                                FTI         PCG         FMM           Adj.         Combined
                                           ------------------------------------------------------------------
Liabilities
   Current liabilities:
     Deferred revenue                     $           -  $1,140,560  $  334,000   $           - $  1,474,560
     Bank overdraft                               4,373           -           -               -        4,373
     Line of credit                                   -           -     212,000               -      212,000
     Accounts payable                           259,454     307,661      52,269               -      619,384
        Accrued Liabilities                           -     107,828           -               -      107,828
     Inter-company payables                           -           -   4,553,484  C   (4,553,484)           -
     Accrued expenses                           316,448      70,429           -               -      386,877
     Accrued payroll and related liabilities          -     297,716      30,407               -      328,123
     Loans payable - related parties              5,077           -     600,421               -      605,498
     Loans payable - current portions           389,808           -           -               -      389,808
     Capital lease obligation - current
       portion                                   36,623       6,338           -               -       42,961
                                           ------------------------------------------------------------------
         Total current liabilities             1,011,783   1,930,532   5,782,581     (4,553,484)   4,171,412

   Long term liabilities:
     Capital lease obligations,
       net of current portion                          -       6,642           -              -        6,642
     Notes payable                                     -   6,260,714           -              -    6,260,714
                                           ------------------------------------------------------------------
         Total liabilities                     1,011,783   8,197,888   5,782,581     (4,553,484)  10,438,768

   Equity subject to potential redemptions       640,987           -           -              -      640,987

Equity:
   Preferred stock                                 4,121           -           -              -        4,121
   Common stock                                  124,795         503           - B    1,095,733    1,221,031
   Additional paid in capital                 14,911,398   6,294,031       2,000 B  (21,207,429)           -
   Accumulated deficit                       (15,745,035) (7,445,127) (5,371,869)B   20,111,696   (8,450,335)
                                           ------------------------------------------------------------------
         Total equity                           (704,721) (1,150,593) (5,369,869)             -   (7,225,183)

         Total liabilities and equity      $     948,049$  7,047,295 $   412,712   $ (4,553,484)$  3,854,572
                                           ------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                                                                                                  8

                                                                                          FIELDS TECHNOLOGIES, INC.
                                                                         Pro Forma Combined Statement of Operations
                                                                                  Three Months Ended March 31, 2001
-------------------------------------------------------------------------------------------------------------------

                                                                                 Pro Forma
                                           FTI          PCG          FMM            Adj.       Combined
                                      --------------------------------------------------------------------
Revenues                              $      22,524  $   646,569   $        -   $           -  $   669,093
Cost of revenues                              2,355       83,150       43,459               -      128,964
                                      --------------------------------------------------------------------

         Gross profit                        20,169      563,419      (43,459)              -      540,129

Research and development expenses                 -       51,537      458,708               -      510,245
Selling, general and administrative
  expenses                                1,514,577      460,076      193,048               -    2,167,701
Write-off of acquired in
  process technology                              -            -            - B     4,413,099    4,413,099
                                      --------------------------------------------------------------------

         (Loss) income from operations   (1,494,408)      51,806     (695,215)     (4,413,099)  (6,550,916)

Other income (expense):
   Interest income                                -       10,072            -               -       10,072
   Interest expense                         (10,684)     (48,711)     (75,979)              -     (135,374)
   Other                                          -          882          (10)              -          872
   Equity in losses of subsidiary           (34,452)           -            -               -      (34,452)
                                      --------------------------------------------------------------------

         Total other expense                (45,136)     (37,757)     (75,989)              -     (158,882)

Net (loss) income before taxes           (1,539,544)      14,049     (771,204)     (4,413,099)  (6,709,798)

   Income tax expense                             -            -            -               -            -
                                      --------------------------------------------------------------------

Net (loss) income before
  extraordinary item                     (1,539,544)      14,049     (771,204)     (4,413,099)  (6,709,798)

Extraordinary items:
   Net effect of acquisition of FMM and
     discharge of related indebtedness
     and accrued interest                         -            -      635,269               -      635,269
                                      --------------------------------------------------------------------

                                      $  (1,539,544) $    14,049   $ (135,935)  $  (4,413,099) $(6,074,529)
                                      --------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                                                                                                  9

                                                                                   FIELDS TECHNOLOGIES, INC.
                                                                  Pro Forma Combined Statement of Operations
                                                                                Year Ended December 31, 2000
------------------------------------------------------------------------------------------------------------

                                                                                  Pro Forma
                                              FTI         PCG         FMM           Adj.         Combined
                                          -----------------------------------------------------------------
Revenues                                  $    395,444   $6,513,142  $  812,424  $             $  7,721,010
Cost of revenues                               298,429    1,013,930     204,972              -    1,517,331
                                          -----------------------------------------------------------------
         Gross profit                           97,015    5,499,212     607,452              -    6,203,679

Research and development expenses                    -    1,035,926   1,033,912              -    2,069,838
Selling, general and administrative
  expenses                                   3,233,579    1,882,901     352,671              -    5,469,151
Goodwill charges                               630,791            -           -              -      630,791
Impairment of investment                     1,869,205            -           -              -    1,869,205
Impairment of goodwill                         522,201            -           -              -      522,201
                                          -----------------------------------------------------------------
         Income (loss) from operations      (6,158,761)   2,580,385    (779,131)             -   (4,357,507)

Other income (expense):
   Interest income                                   -       31,535       1,726              -       33,261
   Interest expense to related party                                   (487,071)             -     (487,071)
   Interest expense                           (162,503)    (255,579)    (19,131)             -     (437,213)
   Debt forgiveness                           (222,983)           -           -              -     (222,983)
   Equity in losses of subsidiary              (64,793)           -           -              -      (64,793)
                                          -----------------------------------------------------------------
         Total other income (expense)         (450,279)    (224,044)   (504,476)             -   (1,178,799)

Net income (loss) before tax expense        (6,609,040)   2,356,341  (1,283,607)             -   (5,536,306)

   Income tax expense                                -      991,935           -              -      991,935
                                          -----------------------------------------------------------------
Net income (loss) before extraordinary
  items                                      (6,609,040)  1,364,406  (1,283,607)             -   (6,528,241)

Discontinued operations:
   Loss from discontinued operations         1,666,240            -           -              -    1,666,240
   Loss on disposal of subsidiaries            231,313            -           -                     231,313
                                          -----------------------------------------------------------------
         Total discontinued operations       1,897,553            -           -              -    1,897,553

Discount attributable to beneficial
  conversion privilege of preferred stock      814,246            -           -              -      814,246
                                          -----------------------------------------------------------------
Net income (loss)                         $ (9,320,839)  $1,364,406 $(1,283,607) $           - $ (9,240,040)
                                          -----------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                                                                           10

                                                       FIELDS TECHNOLOGIES, INC.
                  Notes to the Unaudited Pro Forma Combined Financial Statements
--------------------------------------------------------------------------------

1.   Reverse               Fields Technologies, Inc. (FTI) entered into an
     Acquisition           agreement with Park City Group, Inc. (PCG) wherein
                           FTI issued 109,623,600 shares of common stock to the shareholders of PCG in exchange for 98.76% of the outstanding shares of PCG common stock. In as much as PCG is the operating entity and its shareholders have control of the voting shares of the Company, the transaction is accounted for as a reverse merger, or a recapitalization of PCG.

                           The adjustments to the unaudited pro forma financial statements assume the acquisition occurred on the first day of each period presented and are as follows:

                           A Adjustments to reflect the recapitalization due to the reverse merger transaction.

                           B Adjustment to reflect write off of in process technology acquired from FMM.

                           C        Elimination of intercompany amounts.


2.   Park City             In April 2001, Park City Group, Inc. (PCG) entered
     Group, Inc.           into an agreement wherein 100% of the ownership
     Acquisition           interest of Fresh Market Manager, LLC (Formerly
     of Fresh              Cooper Fields, LLC) (FMM) was acquired from its
     Market                members for $3,860,714. $1,110,714 was paid at
     Manager,              closing with the remaining $2,750,000 evidenced by a
     LLC                   promissory note with specified payment terms of
                           $1,000,000 payable on December 20, 2001, $500,000
                           payable on June 20,2002 with the remaining $1,250,000 payable on December 20, 2002. This note bears interest at a rate of 10% on the remaining unpaid balance is payable monthly beginning April 10, 2001.
                           This note is guaranteed by Fresh Market Manager, LLC,
                           Riverview Financial Corp. which PCG is obligated to repay. In addition, certain shares of PCG stock owned by Riverview Financial Corporation were pledged as security or are being held in escrow as additional collateral along with a 50% interest in a condominium property owned by Randall K. Fields.

                           In connection with this transaction, certain obligations were forgiven resulting in a net benefit to PCG which have been included in the equity of the accompanying unaudited pro forma combined financial statements and not in the statement of operations because of the related party nature of these obligations and transactions.

--------------------------------------------------------------------------------

                                                       FIELDS TECHNOLOGIES, INC.
                  Notes to the Unaudited Pro Forma Combined Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

2.   Park City             FMM did recognize an extraordinary gain of $635,269
     Group, Inc.           consisting of the forgiveness of accrued interest
     Acquisition           related to debt obligations to an unrelated party.
     of Fresh              This extraordinary item has been reflected with no
     Market                income tax consequences due to the benefit of net
     Manager,              operating loss carryforwards from prior periods.
     LLC
     Continued





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